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                                                                   EXHIBIT 10

                               AMENDMENT NUMBER 7
                          IRIDIUM SPACE SYSTEM CONTRACT
                                       AND
                               AMENDMENT NUMBER 5
                    TERRESTRIAL NETWORK DEVELOPMENT CONTRACT


This Amendment is entered into by Motorola, Inc. ("Seller") a corporation organized under the laws of the state of Delaware, USA, and Iridium Operating LLC ("Buyer"), a Delaware limited liability company and constitutes Amendment Number 7 to the Iridium Space System Contract ("SSC") and Amendment Number 5 to the Terrestrial Network Development Contract ("TNDC"). This Amendment also amends, to the extent specified, the Operations and Maintenance Contract between Buyer and Seller.

1.0    INTRODUCTION

This Amendment specifies the revised conditions which Buyer and Seller have agreed to for acceptance of Milestone 47 of the SSC and Milestones 7 and 8 of the TNDC (collectively, the "Milestones"), and for payment thereunder. The conditions set forth below replace in their entirely the criteria for acceptance and payment with respect to the Milestones. This Amendment also specifies a revised date for the commencement of the Operations and Maintenance Contract between Buyer and Seller.

2.0    ACCEPTANCE CRITERIA

2.1 The "Milestone Description" and "Milestone Acceptance Criteria" set forth in Exhibit B (Statement of Work) of the SSC in Section 5.47 with respect to Milestone 47, and TNDC Exhibit A (Statement of Work) Sections 4.2.3 and 4.2.4 with respect to Milestones 7 and 8, are replaced with the following acceptance criteria (the "Milestones Acceptance Criteria"):

       Space System Contract Milestone 47 and TNDC Milestones 7 and 8, are deemed completed when all the Key Performance Indicators (KPI) set forth in Phase 1 of the Customer Satisfaction Test Plan (Annex A) have been met as specified in Annex A. Upon completion of all such KPI set forth in Phase 1 of the Customer Satisfaction Test Plan, Buyer will provide to Seller certification that such KPI have been met.

3.0    PAYMENT

3.1 With respect to the Milestones, a payment of $162 million, subject to reductions below (such payment, as so reduced, being the "Milestones Payment"), shall be due and payable immediately (notwithstanding Articles 6.B and 6.C of the TNDC and Articles 5.A and 5.B of the SSC) on December 31, 1998, so long as either (a) full commercial service has


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commenced, or (b) the Milestones Acceptance Criteria have been met. If neither of these has occurred by December 31, 1998, then the Milestones Payment shall be due and payable (notwithstanding Articles 6.B and 6.C of the TNDC and Articles 5.A and 5.B of the SSC) thirty (30) days following the earlier of (a) the date that full commercial service has commenced, or (b) the date that the Milestones Acceptance Criteria have been met.

3.2 Notwithstanding the foregoing, Buyer may withhold the amount of $5,000,000 from the Milestones Payment, and such amount shall become due and payable immediately on the earlier of (a) the date of Buyer's receipt of an invoice and certification from Seller that the activation of Release 3 functionality into the Iridium Communications System for commercial services has been completed, which is currently scheduled for April 1999, or (b) June 1, 1999.

3.3 If by September 23, 1998, either the Milestones Acceptance Criteria have not been met, or full commercial service has not commenced, then the Milestones Payment, will be reduced by $388,889 per day for each day of the first ninety days (up to a maximum price reduction of $35,000,000), until the earlier of (a) the date that the Milestones Acceptance Criteria have been met, or (b) the date that full commercial service has commenced. If by December 22, 1998, the Milestones Acceptance Criteria have not been met, or full commercial service has not commenced, then for each complete period of thirty (30) days after December 22, 1998, the Milestones Payment will be reduced by $12,777,777 (up to a maximum price reduction of $115,000,000) until the earlier of (a) the date that the Milestones Acceptance Criteria have been met, or (b) the date that full commercial service has commenced.

3.4 Notwithstanding the foregoing, if all the KPI set forth in Phase 3 of the Customer Satisfaction Test Plan (Annex A) have not been met, and the Capacity Verification Criteria (Annex B) have not been met, by the date that the Milestones Payment is to be made, Buyer may withhold $50,000,000 from the Milestones Payment, with the $50,000,000 withheld being due and payable on the earlier of (a) the thirtieth (30th) day following the date all such KPI have been met and such Capacity Verification Criteria have been met, or (b) March 31, 1999.

3.5 BUYER AGREES THAT THE FOREGOING PRICE REDUCTIONS SHALL BE ITS EXCLUSIVE REMEDY FOR DELAYS BY SELLER IN COMPLETING THE MILESTONES, EXCEPT THAT A DELAY IN COMPLETING THE MILESTONES ACCEPTANCE CRITERIA IN EXCESS OF TWELVE (12) MONTHS BEYOND THE SCHEDULED COMPLETION DATE OF SEPTEMBER 23, 1998, AS SUCH DATE MAY BE ADJUSTED UNDER THE SSC, SHALL PERMIT BUYER TO DECLARE SELLER IN DEFAULT OF THE SSC UNDER ARTICLE 23. DEFAULT BY SELLER, OF THE SSC, UNLESS BUYER HAS COMMENCED FULL COMMERCIAL SERVICE.


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4.0    CONFORMING PROVISIONS

4.1 The parties agree that the acceptance criteria set forth in Article 8, and in Section 5.47 of Exhibit B, of the SSC with respect to Milestone 47 and the completion criteria for Milestones 7 and 8 in Sections 4.2.3 and 4.2.4 of the TNDC Exhibit A are those criteria set forth in this Amendment. Consequently, Section C of Article 8 and Section B(3) of Article 6 of the SSC and Section E of
Article 6 of the TNDC are hereby deleted.

4.2 The parties agree that the Price, Payment, and Gateway Delivery Commitment provisions (which, in the case of the Gateway Delivery Commitment, have been deemed to be satisfied) set forth in Articles 4, 5, and 6 of the SSC, with respect to Milestone 47 and the payments described in this Amendment, and that the Price and Payment provisions of Articles 5 and 6 of the TNDC with respect to Milestones 7 and 8, are superseded by and rendered inapplicable to this Amendment.

4.3 For purposes of the Operations and Maintenance Contract between the parties, the parties agree that completion of the SSC shall occur and the Operations and Maintenance Contract shall commence, on the earlier of (a) the date upon which all the KPI set forth in Phase 2 of the Customer Satisfaction Test Plan (Annex A) have been met, as specified in such Annex and the Capacity Verification Criteria (Annex B) have been met, as specified in such Annex, or
(b) the date at which full commercial service commences, but no earlier than October 30, 1998 in either case.

5.0    GENERAL

This Amendment consists of this document and Annex A (Customer Satisfaction Test
Plan) and Annex B (Capacity Verification Criteria), which are incorporated into and made a part of this Amendment, and this Amendment supersedes all prior or concurrent discussions, agreements, proposals and understandings with respect to the provisions discussed in this Amendment. Except as specifically amended by this agreement, the SSC, as amended, and the TNDC, as amended, and the Operations and Maintenance Contract, as amended, shall remain in full force and effect.


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ACCEPTED AND AGREED TO:

Iridium Operating LLC                       Motorola, Inc.

Signed: /s/ F.T. Tuttle                     Signed: /s/ Bary Bertiger
       --------------------------                  --------------------------

Name:   F. T. Tuttle                        Name:   Bary Bertiger

Title:  Vice President and General          Title:  Senior Vice President and
        Counsel                                     General Manager

Date: 18 September 1998                     Date: 9-18-98


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